Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sprague Resources LP (the “Partnership”) on Form 10-Q for the three months ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Glendon, President and Chief Executive Officer of the General Partner of the Partnership, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 13, 2014

/s/ DAVID C. GLENDON
David C. Glendon
President and Chief Executive Officer of Sprague Resources GP LLC, general partner of Sprague Resources LP
(Principal Executive Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.